Exhibit 3.1


                              CERTIFICATE OF MERGER

                                       OF

                              RIVER ASSET SUB, INC.

                                       AND

                          RIVER DISTRIBUTION SUB, INC.



It is hereby certified that:

                  1. The constituent business corporations participating in the merger herein certified are:

                           (i) River Asset Sub, Inc., which is incorporated in
the State of Delaware ("River Asset Sub"); and

                           (ii) River Distribution Sub, Inc., which is
incorporated in the State of Delaware ("River Distribution Sub").

                  2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

                  3. The name of the surviving corporation in the merger herein certified is River Asset Sub, which will continue its existence as said surviving corporation under the name "RB Asset, Inc." upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  4. The certificate of incorporation, including, without limitation, the certificate of designation, preferences and rights of the 15% noncumulative perpetual preferred stock, series A, attached hereto as Exhibit A shall be the Certificate of Incorporation of said surviving corporation until further amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  5. The executed agreement and plan of merger between the constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                                645 Fifth Avenue
                            New York, New York 10022

622147.4


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                  6. A copy of the aforesaid agreement and plan of merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

                  7. The agreement and plan of merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon the filing of this certificate.

Dated:            May 18, 1998

                                                   RIVER ASSET SUB, INC.


                                                   By: /s/ Jerome R. McDougal
                                                      -------------------------
                                                            Its President


Dated:            May 18, 1998

                                                   RIVER DISTRIBUTION SUB, INC.


                                                   By: /s/ Jerome R. McDougal
                                                      -------------------------
                                                          Its President

622147.4
                                                        -2-

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